EXHIBIT 10.2

MASSEY ENERGY COMPANY

Non-Employee Director Initial Restricted Unit Award Agreement

[            ] Restricted Units

THIS AGREEMENT dated as of the ____ day of __________, ____, between MASSEY ENERGY COMPANY, a Delaware Corporation (the "Company"), and [_________________] ("Participant") is made pursuant and subject to the provisions of the Massey Energy Company 2006 Stock and Incentive Compensation Plan, as such plan may be amended from time to time (the "Plan"), a copy of which is attached.  All capitalized terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.           Award of Restricted Units.  Pursuant to the Plan, the Committee that administers the Plan granted to Participant effective the date upon which the Agreement becomes fully executed, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an award of ______ shares, hereinafter described as "Restricted Stock."

2.           Restrictions.  Except as provided in this Agreement, the Restricted Units are nontransferable and are subject to a substantial risk of forfeiture.

3.           Vesting.  Subject to Paragraph 6 and except as provided in Paragraphs 4 and 6 below, Participant's interest in the Restricted Units shall become transferable and nonforfeitable ("Vested") with respect to one-third of the shares of Restricted Stock on each of __________, ____, __________, ____, and __________, ____.

4.           Death, Retirement or Disability.  If Participant dies, retires or becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (“Permanently and Totally Disabled”) while in the employee or service of the Company or a Subsidiary and prior to the forfeiture of the shares of Restricted Units under Paragraph 5 below, Participant’s right to receive the Restricted Units shall be fully “Vested” (i.e., the restrictions on transfer and risk of forfeiture in Paragraph 2 above shall lapse). For purpose of this Agreement, the Restricted Units shall be fully Vested upon retirement of Participant in accordance with the requirements regarding retirement set forth in the Company’s Bylaws or upon approval by the Board of Directors of an early retirement.

5.           Forfeiture.  Subject to Paragraph 4 above and Paragraph 6 below, all shares of Restricted Units that are not then Vested shall be forfeited if Participant’s service on the Board terminates for any reason other than on account of Participant’s death, retirement, or Permanent and Total Disability or within two years following a Change in Control.

6.           Change in Control.  Notwithstanding any other provision of this Agreement, Participant’s Restricted Stock shall be Vested if Participant’s employment or service terminates within two years following a Change in Control.

7.           Notice.  Any notice or other communications given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:

Massey Energy Company
4 North Fourth Street
Richmond, Virginia 23219
Attn: Corporate Secretary

If to Participant:

________________________
________________________

8.           No Right to Continued Service.  This Agreement does not confer upon Participant any right to continue to serve on the Board of Directors of the Company, nor shall it interfere in any way with the right of the Company to terminate such service at any time, if permissible.

9.           Change in Capital Structure.  The terms of this Agreement shall be adjusted as the Committee determines is equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee, necessitates such action.

10.           Governing Law.  This Agreement shall be governed by the laws of the State of Delaware.

11.           Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the date hereof.

12.           Participant Bound by Plan.  Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

13.           Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

MASSEY ENERGY COMPANY

_____________________________ [Authorized Officer] [Title]	Date: ___________, ____
_____________________________ [Participant]	Date: ___________, ____